      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1998


                                                      REGISTRATION NO. 333-47959
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          SOUTHERN NATURAL GAS COMPANY
             (Exact name of registrant as specified in its charter)

                    DELAWARE                                         63-0196650
          (State or other jurisdiction                            (I.R.S. Employer
       of Incorporation or organization)                        Identification No.)

                              AMSOUTH-SONAT TOWER
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 325-7410
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                                WILLIAM A. SMITH
                              AMSOUTH-SONAT TOWER
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 325-7106
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

      IT IS RESPECTFULLY REQUESTED THAT COPIES OF ALL ORDERS, NOTICES AND
                           COMMUNICATIONS BE SENT TO:

            JOHN K. HOYNS                     ROBERT E. BUCKHOLZ, JR.
      Hughes Hubbard & Reed LLP                 Sullivan & Cromwell
       One Battery Park Plaza                    125 Broad Street
      New York, New York 10004               New York, New York 10004

                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
   From time to time after the effective date of this Registration Statement.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / / __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / / __________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF             AMOUNT TO BE          OFFERING       AGGREGATE OFFERING      AMOUNT OF
     SECURITIES TO BE REGISTERED           REGISTERED        PRICE PER UNIT          PRICE          REGISTRATION FEE
Debt Securities......................     $500,000,000           100%*           $500,000,000*         $147,500**


       * Plus accrued interest. Estimated solely for the purpose of calculating the registration fee.


       **  Paid on March 10, 1998

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SOUTHERN NATURAL GAS COMPANY
                                DEBT SECURITIES

                                ----------------

    Southern Natural Gas Company (the "Company") may offer from time to time up to $500,000,000 aggregate principal amount of its debt securities (the "Debt Securities") on terms to be determined at the time of sale. As used herein, Debt Securities shall include securities denominated in United States dollars or, at the option of the Company if so specified in the applicable Prospectus Supplement, in any other currency or in composite currencies or in amounts determined by reference to an index. The specific designation, aggregate principal amount, authorized denominations, purchase price, maturity, rate and time of payment of any interest, any redemption terms or other specific terms and any listing on a securities exchange of the Debt Securities in respect of which this Prospectus is being delivered ("Offered Debt Securities") are set forth in the accompanying prospectus supplement ("Prospectus Supplement"), together with the terms of offering of the Offered Debt Securities.

                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS. ANY REPRESENTATION TO THE
                          CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

    The Company may sell Debt Securities to or through dealers, acting as principals for their own accounts ("underwriters") or as agents ("agents"), or directly to other purchasers. See "Plan of Distribution." Underwriters may be one or more firms, or a group of underwriters represented by one or more firms. Such firms may also act as agents. The Prospectus Supplement sets forth the names of such underwriters or agents and any applicable commissions or discounts. The net proceeds to the Company from such sale are also set forth in the Prospectus Supplement.


                  The date of this Prospectus is May 15, 1998.

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the Commission's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's Internet web site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports and other information may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where certain of the Company's securities are listed.

    The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    The Company incorporates herein by reference the following documents filed under the Exchange Act with the Commission: (a) Annual Report on Form 10-K for the year ended December 31, 1997; (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and (c) all other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities. Such documents shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


    The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Secretary, Southern Natural Gas Company, P.O. Box 2563, Birmingham, Alabama 35202 (telephone: (205) 325-7114).

                                  THE COMPANY

    The Company, a Delaware corporation organized in 1935, is a wholly owned subsidiary of Sonat Inc. ("Sonat"), a Delaware corporation engaged, through the Company and other subsidiaries, in energy-related activities. The principal business of the Company and two of its subsidiaries is the transmission of natural gas in interstate commerce. The Company, including its subsidiaries, owns 8,829 miles of interstate pipeline. The Company's interstate pipeline system has a firm daily delivery capacity of 2.5 billion cubic feet ("Bcf") of natural gas. The Company's interstate pipeline system extends from gas fields in Texas, Louisiana, Mississippi, Alabama, and the Gulf of Mexico to markets in Louisiana, Mississippi, Alabama, Florida, Georgia, South Carolina, and Tennessee. The Company also participates in a gas storage joint venture.

    The Company's interstate pipeline business is subject to regulation by the Federal Energy Regulatory Commission and the U.S. Department of Transportation under the terms of the Natural Gas Policy Act of 1978, the Natural Gas Act, and various pipeline safety and environmental laws.

    The Company's principal executive offices are located at 1900 Fifth Avenue North, AmSouth-Sonat Tower, Birmingham, Alabama 35203, and its mailing address is P.O. Box 2563, Birmingham, Alabama 35202. The Company's telephone number at its principal executive offices is (205) 325-7410.

                                USE OF PROCEEDS

    Unless otherwise provided in the Prospectus Supplement, the net proceeds from the sale of the Debt Securities offered hereby will be added to the Company's general funds and made available for capital expenditures, refinancings of indebtedness, working capital, refunds to customers and other general corporate purposes. The Company may invest all or part of such proceeds in short-term money market instruments pending utilization of such proceeds.

         RATIOS OF EARNINGS FROM CONTINUING OPERATIONS TO FIXED CHARGES

                                                                    THREE MONTHS
                                                                        ENDED
                                                                      MARCH 31,            YEARS ENDED DECEMBER 31,
                                                                  -----------------  -------------------------------------
                                                                        1998            1997         1996         1995
                                                                  -----------------     -----        -----        -----
Total Enterprise................................................            6.4              5.9          4.5          3.7


                                                                     1994         1993
                                                                     -----        -----
Total Enterprise................................................          2.6          3.2


    For the purpose of calculating the ratios of earnings from continuing operations to fixed charges, earnings is defined as the sum of net income, fixed charges (net of interest capitalized) and taxes based on income. Fixed charges is defined as gross interest on debt, including interest on amounts subject to refund, amortization of debt discount and expense, and one-third of rental expense, which is considered representative of the interest factor. The ratios also include the Company's share of the earnings and fixed charges of continuing joint ventures.

                              PLAN OF DISTRIBUTION

    The Company may sell Debt Securities to or through underwriters or agents, or directly to other purchasers. Underwriters may be one or more firms, or a group of underwriters represented by one or more firms. Such firms may also act as agents. Underwriters may sell Offered Debt Securities directly to other purchasers or through other dealers, who may receive compensation from the underwriters in the form of discounts, concessions or commissions. The Prospectus Supplement with respect to the

Offered Debt Securities sets forth the terms of the offering of such Debt Securities, including the name or names of any underwriters or agents, any discounts, commissions and other items constituting compensation from the Company, and any discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers. Underwriters, dealers and agents participating in the distribution of the Offered Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them on the resale thereof may be deemed to be underwriting discounts and commissions, under the Securities Act.

    The Debt Securities may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Company also may, from time to time, authorize dealers, acting as the Company's agents, to solicit offers to purchase the Offered Debt Securities upon the terms and conditions set forth in any Prospectus Supplement.

    If so indicated in the Prospectus Supplement, the Company has authorized underwriters or agents to solicit offers by specified institutions to purchase Offered Debt Securities from the Company at the offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and any commission payable for solicitation of such contracts is set forth in the Prospectus Supplement.

    Underwriters and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution by the Company to payments they may be required to make in respect thereof. Such underwriters and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

                         DESCRIPTION OF DEBT SECURITIES

    The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Offered Debt Securities. The particular terms of the Offered Debt Securities and the extent, if any, to which such general provisions may apply to the Offered Debt Securities are described in the Prospectus Supplement relating to such Offered Debt Securities.

    The Debt Securities are to be issued under an indenture, dated as of June 1, 1987 between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank, successor by merger to Manufacturers Hanover Trust Company), as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of September 30, 1997, between the Company and the Trustee (as so supplemented, and as may be further amended or supplemented from time to time, the "Indenture"). The following statements are summaries of certain provisions of the Indenture (which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part) and are subject to the detailed provisions of the Indenture. Reference is hereby made to the Indenture for a full description of such provisions, including definitions of certain terms used, and for other information with respect to the Debt Securities. Numerical references below are to Sections of the Indenture.

GENERAL

    The Indenture does not limit the aggregate principal amount of Debt Securities or of any particular series of Offered Debt Securities which can be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series. Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities: (i) the designation, aggregate principal amount and authorized denominations of the Offered Debt Securities; (ii) the percentage of the principal amount at which the Offered Debt Securities will be issued; (iii) the date or dates on which the Offered Debt Securities will mature; (iv) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which the Offered Debt Securities will bear interest, if any, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the dates on which such interest shall be payable and the regular record dates with respect thereto; (v) the dates, if any, on which and the price or prices at which the Offered Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund provisions, be redeemed by the Company, and the other detailed terms and provisions of such sinking funds; (vi) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holders thereof and the other detailed terms and provisions of such optional redemptions; (vii) any additional or substituted restrictive covenants included for the benefit of the Offered Debt Securities or any provision that any restrictive covenant in the Indenture shall not apply with respect to the Offered Debt Securities; (viii) any additional Events of Default provided with respect to the Offered Debt Securities; (ix) the currency or currencies of payment of principal of and premium, if any, and interest on the Offered Debt Securities; (x) any index used to determine the amount of payments of principal of and premium, if any, and interest on the Offered Debt Securities; (xi) the application of defeasance or covenant defeasance provisions to the Offered Debt Securities; and (xii) any other terms (which terms shall not be inconsistent with the provisions of the Indenture). (Section 3.01.) However, with respect to Offered Debt Securities sold through agents, the maturities and interest rates of such Offered Debt Securities may be fixed by the Company from time to time, in which case such maturities and rates are not set forth in the Prospectus Supplement relating thereto but instead will be made available through such agents.

    Unless otherwise indicated in the Prospectus Supplement relating thereto, principal, premium, if any, and interest, if any, will be payable, and the Offered Debt Securities will be exchangeable and transfers thereof will be registrable, at the principal corporate trust office of the Trustee in New York City, except that payment of interest, if any, on the Offered Debt Securities may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the register for the Offered Debt Securities. (Sections 3.05 and 6.02.)

    The Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

    Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 or integral multiples thereof. No service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 3.02 and 3.05.)

    Certain of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below the stated principal amount. (Section 1.01.) Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

BOOK-ENTRY SYSTEM

    The Debt Securities may be issued in the form of one or more fully registered global notes (collectively, the "Global Notes"), which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary") and registered in the name of the Depositary's nominee. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary.

    The Depositary has advised the Company as follows: The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of institutions that have accounts with the Depositary or its nominee ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depositary agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and bylaws and requirements of law.

    Upon the issuance of the Global Notes, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Notes to the accounts of participants. The accounts to be credited shall be designated by the Underwriters. Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold interests through participants. Ownership of interests in the Global Notes will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) and such participants (with respect to the owners of beneficial interest in the Global Notes through such participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer beneficial interests in the Global Notes.

    So long as the Depositary, or its nominee, is the registered holder and owner of the Global Notes, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the related Debt Securities for all purposes of such Debt Securities and for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in the Global Notes will not be entitled to have the Debt Securities represented by such Global Notes registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in definitive form and will not be considered to be the owners or holders of any Debt Securities under the Indenture or the Global Notes. Accordingly, each person owning a beneficial interest in the Global Notes must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of Debt Securities under the Indenture or the Global Notes. The Company understands that under existing industry practice, in the event the Company requests any action of holders of Debt Securities or an owner of a beneficial interest in the Global Notes desires to take any action that the Depositary, as the holder of the Global Notes, is entitled to take, the Depositary would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Payment of principal (and premium, if any) and interest on Debt Securities represented by the Global Notes registered in the name of or held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Notes.

    The Company expects that the Depositary, upon receipt of any payment of principal or interest in respect of the Global Notes, will credit immediately participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes for any Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its participants or the relationship between such participants and the owners of beneficial interests in the Global Notes owning through such participants.

    Unless and until they are exchanged in whole or in part for certificated Debt Securities in definitive form, the Global Notes may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

    The Debt Securities represented by the Global Notes are exchangeable for certificated Debt Securities in definitive registered form of like tenor as such Debt Securities in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, (ii) the Company in its discretion at any time determines not to have all of the Debt Securities represented by the Global Notes and notifies the Trustee thereof or (iii) an Event of Default with respect to the Debt Securities represented by such Global Notes has occurred and is continuing. Any Debt Securities that are exchangeable pursuant to the preceding sentence are exchangeable for certificated Debt Securities issuable in authorized denominations and registered in such names as the Depositary shall direct. Subject to the foregoing, the Global Notes are not exchangeable except for a Global Note or Global Notes of the same aggregate denominations to be registered in the name of the Depositary or its nominee.

LIMITATION ON LIENS

    Unless otherwise indicated in the Prospectus Supplement relating to the Offered Debt Securities, the Company will not create, assume or suffer to exist, and will not permit any Restricted Subsidiary to create, assume or suffer to exist otherwise than in favor of the Company or another Restricted Subsidiary, any lien, subject to certain exceptions, upon any of its properties or upon any income or profits therefrom, without equally securing therewith the Offered Debt Securities and any other indebtedness then entitled thereto. Among the exceptions are purchase money mortgages and pre-existing mortgages (whether or not assumed) on acquired property; liens on property acquired or constructed by the Company or a Restricted Subsidiary and created within one year after the later of the completion of such acquisition or construction or the commencement of operation of the project; liens of Restricted Subsidiaries outstanding at the time they become Restricted Subsidiaries; liens created by the Company or Restricted Subsidiaries to secure funded indebtedness which in the aggregate does not exceed 15% of consolidated net tangible assets, as defined; liens on certain equipment, inventory and contract rights; liens securing short-term indebtedness; various public, governmental, or other grantors' liens and encumbrances; liens arising in connection with production payments, reserved interests and other similar transactions; leases; easements; and various other liens. The Holders of a majority in principal amount of the outstanding Debt Securities of any series may waive compliance by the Company with this covenant with respect to such series of Debt Securities. (Sections 6.03 and 6.08.)

    In the Indenture, the term "Restricted Subsidiary" is defined to mean an operating subsidiary, substantially all of the physical properties of which are located, and substantially all of the business of which is carried on, in the continental United States, the primary business of which consists of exploration for, or purchase, development, storage, conservation, processing, production or transmission of, natural gas, oil or other hydrocarbons or reserves thereof, and all of the shares of capital stock of which at the time outstanding are owned by the Company or other Restricted Subsidiaries, provided that once a corporation, association or business trust has become a Restricted Subsidiary, it remains a Restricted Subsidiary so long as at least a majority of the outstanding shares of its capital stock having ordinary voting rights is so owned. (Section 1.01.)

EVENTS OF DEFAULT

    Unless otherwise indicated in the Prospectus Supplement, the following will be Events of Default under the Indenture with respect to any series of Debt
Securities: (a) default in the payment of any installment of interest on any Debt Securities of that series when due, continued for 30 days; (b) default in the payment of principal or premium, if any, on any Debt Securities of that series when due; (c) default in the payment or satisfaction of any sinking fund obligation with respect to Debt Securities of that series when due; (d) failure to observe or perform any other covenant (other than a covenant included in the Indenture for the benefit of any series of Debt Securities other than that series) continued for 90 days, or 30 days in certain cases, after notice by the Trustee or by the Holders of 25% in principal amount of the outstanding Debt Securities of such series; (e) certain events of default on other funded indebtedness of the Company or Restricted Subsidiaries; (f) certain events of bankruptcy, insolvency or reorganization with respect to the Company or Restricted Subsidiaries; or (g) any other Event of Default provided with respect to Debt Securities of that series. An Event of Default with respect to a particular series of Debt Securities issued under the Indenture will not necessarily be an Event of Default with respect to any other series of Debt Securities issued thereunder. In case an Event of Default shall occur and be continuing with respect to any series of Debt Securities, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities then outstanding of the series may declare the principal (or, if the Debt Securities of such series are discounted Debt Securities, such portion of the principal as may be specified in the terms of such series) of such series and the interest accrued thereon to be due and payable. (Section 8.01.)

    The Holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive any default resulting in acceleration of maturity of the Debt Securities of such series but only if all defaults with respect to such series have been remedied and all payments due (other than by acceleration) with respect to such series have been made. (Section 8.01.) Prior to acceleration of maturity of a particular series of Debt Securities, the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may on behalf of the Holders of all Debt Securities of such series waive any past default under the Indenture and its consequences, except a default in the payment of interest or premium, if any, on or the principal of any of the Debt Securities of such series. (Section 8.06.)

    Reference is made to the Prospectus Supplement relating to each series of Offered Debt Securities which are discounted Debt Securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such discounted Debt Securities upon the occurrence of an Event of Default and the continuation thereof.

    The Indenture requires the Company to file annually with the Trustee a certificate as to the absence of default and as to compliance with the terms of the Indenture. (Section 6.07.) The Indenture provides that the Trustee may withhold notice to the Holders of the Debt Securities of any default (except in payment of principal, premium, if any, or interest or in payment of any sinking fund obligation) if it considers it in the interest of the Holders of the Debt Securities to do so. (Section 8.07.)

    Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Indenture provides that the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the Holders of the Debt Securities unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 8.04, 9.01 and 9.02.) Subject to such provisions for indemnification and certain other rights of the Trustee, the Indenture provides that the Holders of a majority in principal amount of the outstanding Debt Securities of any series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series. (Section 8.06.)

MODIFICATION OF INDENTURE

    Except as to certain modifications and amendments not adverse to Holders of outstanding Debt Securities, modifications and amendments of the Indenture may be made by the Company and the Trustee only with the consent of the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series issued under the Indenture which is affected by the modification or amendment, provided that no such modification or amendment may: (i) change the stated maturity date of the principal of, or any installment of interest on, any Debt Security, reduce the principal amount of, or the interest (or premium, if any) on, any Debt Security (including in the case of a discounted Debt Security the amount payable upon acceleration of the maturity thereof or provable in bankruptcy), change the currency of payment of principal of or interest (or premium, if any) on any Debt Security, or impair the right to institute suit for the enforcement of any payment of the principal of, and premium, if any, and interest on any Debt Security, without the consent of the Holder of such Debt Security; or (ii) reduce the aforesaid percentage of Debt Securities the Holders of which are required to consent to modify or amend the Indenture without the consent of the Holders of all Securities affected thereby. (Sections 8.04, 12.01 and 12.02.)

DEFEASANCE AND COVENANT DEFEASANCE

    The Indenture provides that, if and to the extent that the provisions of Article Fifteen are made applicable to the Debt Securities of any series and certain conditions are met, the Company may elect either or both (A) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust) ("defeasance") or (B) to be released from its obligations with respect to such Debt Securities under Section
6.03 of the Indenture (being the restriction described under "Limitation on Liens") and any omission to comply with such obligations will not constitute an Event of Default with respect to Debt Securities of such series ("covenant defeasance"), upon the irrevocable deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money, or Eligible Obligations (as defined) or U.S. Government Obligations (as defined) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. (Article Fifteen.)

    Under current federal income tax law, in the event the Company effects defeasance it is likely that any such deposit in trust of money, Eligible Obligations or U.S. Government Obligations and discharge of the Indenture with respect to any series of Debt Securities will be treated as a taxable exchange of such series of Debt Securities for interests in such trust. In that event, a Holder of the Debt Securities will recognize gain or loss equal to the difference between the Holder's cost or other tax basis for the Debt Securities and the value of the Holder's interest in such trust, and thereafter will be required to include in income a share of the income, gain and loss of the trust. Purchasers of the Debt Securities should consult their own tax advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the federal income tax law.

    In the event the Company effects covenant defeasance with respect to Debt Securities of any series and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default (other than the Event of Default described in clause (d) under "Events of Default" with respect to Section 6.03 of the Indenture), the amount of money, Eligible Obligations and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.

    The term "Eligible Obligations" means interest bearing obligations as a result of the deposit of which the Debt Securities are rated in the highest generic long-term debt rating category assigned to legally defeased debt by one or more nationally recognized rating agencies. (Section 1.01.)

    The term "U.S. Government Obligations" means (i) direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the United States of America (provided that such obligations are not callable or redeemable at the option of the issuer thereof), or (ii) depository receipts issued by a bank or trust company as custodian with respect to any U.S. Government Obligation described in clause (i) or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt, or (iii) securities that are backed by any U.S. Government Obligation described in clause (i) as collateral under an arrangement by which the principal and interest payments on the collateral generally flow directly through to the holder of the security. (Section 1.01.)

    The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

CONSOLIDATION, MERGER OR SALE

    Nothing in the Indenture prohibits the consolidation or merger of the Company with or into any other corporation, or the sale or conveyance of substantially all of the Company's properties to any other person (including any Subsidiary), without the consent of the Holders of the Debt Securities provided that the successor assumes all obligations of the Company under the Indenture and the Debt Securities and that certain other conditions are met. (Article Thirteen.)

THE TRUSTEE

    The Chase Manhattan Bank is trustee for the Company and one of its affiliates and for Sonat under other indentures, is a depositary of the Company, has from time to time made loans to the Company and Sonat and has performed other services for the Company and Sonat in the normal course of its business.

                                 LEGAL OPINIONS

    The legality of the Debt Securities will be passed upon for the Company by Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004. Unless otherwise indicated in the Prospectus Supplement related thereto, if the Offered Debt Securities are being distributed in an underwritten offering, the validity of the Offered Debt Securities will be passed on for the underwriters by Sullivan & Cromwell, 125 Broad Street, New York, NY 10004.

                                    EXPERTS


    The consolidated financial statements of Southern Natural Gas Company and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. The consolidated financial statements referred to above are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee............................  $  147,500
Trustee's charges (including counsel fees).....................................      50,000
Printing and engraving expenses................................................     110,000
Blue Sky filing fees and expenses..............................................       5,000
Accountants' fees..............................................................     250,000
Counsel fees...................................................................     100,000
Rating agency fees.............................................................     422,750
Miscellaneous..................................................................      14,750
                                                                                 ----------
  TOTAL........................................................................  $1,100,000

Note: All of the above expenses, other than the registration fee, are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section (9) of Article Fifth of the Restated Certificate of Incorporation of the Company, as amended, contains the following provision:

        "(9) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
    (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the full extent permitted by the Delaware General Corporation Law, as so amended.

        "The Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect, each person who is or was a director of officer of the Corporation in the event that he was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. This right to indemnification conferred by this Section
    (9) shall also include the right of such persons to be paid in advance by the Corporation for their expenses to the full extent permitted by the laws of the State of Delaware as from time to time in effect. The right to indemnification conferred on the directors and officers of the Corporation by this Section (9) shall be a contract right.

        "Unless otherwise determined by the Board of Directors of the Corporation, the Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect, each person who is or was an employee or agent of the Corporation in the event that he was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

        "The rights and authority conferred in this Section (9) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or by the By-Laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

        "Neither the amendment nor repeal of this Section (9), nor the adoption of any provision of the Certificate of Incorporation or By-Laws or of any statute inconsistent with this Section (9), shall eliminate or reduce the effect of this Section (9) in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision."

    Section 145 of Chapter 1 of Title B of the Delaware Code provides that every corporation created under the provisions thereof shall have the power to indemnify its directors, officers, employees and agents against certain liabilities.

    Sonat Inc. ("Sonat"), the parent company of the Company, has entered into indemnity agreements with each of its current Directors, certain of whom are Directors and/or officers of the company. The agreements mandate that Sonat shall indemnify each such Director to the full extent permitted by the laws of the State of Delaware as from time to time in effect in the event that he was or is a party, or is threatened to be made a party, to certain actions by reason of the fact that he is or was a Director, officer, agent or employee of Sonat or any corporation, partnership, joint venture or other entity of which the Company owns 50% or more of the voting or equity interest (including the Company) (an "Affiliate") or any employee benefit plan of Sonat or an Affiliate. The agreements also contain certain provisions which set forth the procedures for obtaining indemnification.

    The form of Underwriting Agreement Standard Provisions filed as Exhibit 1-(2) to this Registration Statement contains certain provisions for indemnification of controlling persons, directors and officers of the Company by the Underwriters against civil liabilities under the Securities Act of 1933 and the Securities Exchange Act of 1934. Similar indemnification provisions were contained in the underwriting agreements executed in connection with prior offerings and sales of securities by the Company.

    The Company has purchased directors and officers liability insurance which would indemnify the directors and officers of the Company against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

    Section (14) of Article Fifth of the Restated Certificate of Incorporation of Sonat contains the following provision:

        "(14) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
    (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the full extent permitted by the Delaware General Corporation Law, as so amended.

        "The Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect, each person who is or was a director or officer of the Corporation in the event that he was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by this Section
    (14) shall also include the right of such persons to be paid in advance by the Corporation for their expenses to the full extent permitted by the laws of the State of Delaware as from time to time in effect. The right to indemnification conferred on the directors and officers of the Corporation by this Section (14) shall be a contract right.

        "Unless otherwise determined by the Board of Directors of the Corporation, the Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect, each person who is or was an employee or agent of the Corporation in the event that he was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

        "The rights and authority conferred in this Section (14) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or by the By-Laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

        "Neither the amendment nor repeal of this Section (14), nor the adoption of any provision of the Certificate of Incorporation or By-Laws or of any statute inconsistent with this Section (14), shall eliminate or reduce the effect of this Section (14) in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision."

    Certain Directors and offices of the Company are Directors, officers and/or employees of Sonat.

ITEM 16. EXHIBITS.


 EXHIBIT
   NO.                                           DESCRIPTION OF EXHIBIT
---------  ---------------------------------------------------------------------------------------------------
    1-(1)  Form of Underwriting Agreement**
    1-(2)  Form of Underwriting Agreement Standard Provisions**
    4-(1)  Indenture dated June 1, 1987 between the Company and The Chase Manhattan Bank (formerly known as
             Chemical Bank, successor by merger to Manufacturers Hanover Trust Company), as Trustee*--filed as
             Exhibit 4-(1) to the Company's Registration Statement on Form S-3 (No. 33-16190) and incorporated herein by reference
    4-(2)  First Supplemental Indenture, dated as of September 30, 1997, between the Company and the
             Trustee--filed as Exhibit 4-(2) to the Company's Current Report on Form 8-K dated September 25,
             1997 and incorporated herein by reference
    4-(3)  Form of Debenture -- filed as Exhibit 4-(2) to the Company's Registration Statement on Form S-3
             (No. 33-16190) and incorporated herein by reference
    4-(4)  Form of Note -- filed as Exhibit 4-(3) to the Company's Registration Statement on Form S-3 (No.
             33-16190) and incorporated herein by reference
    5-(1)  Opinion of Hughes Hubbard & Reed LLP as to the legality of the Debt Securities**
   12-(1)  Computations of Ratios of Earnings from Continuing Operations to Fixed Charges**
   23-(1)  Consent of Independent Auditors dated May 13, 1998
   23-(2)  The consent of Hughes Hubbard & Reed LLP is contained in its opinion filed as Exhibit 5-(1) to this
             Registration Statement
   24-(1)  Powers of Attorney**
   25-(1)  Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 of The
             Chase Manhattan Bank (formally known as Chemical Bank, successor by merger to Manufacturers
             Hanover Trust Company)*


------------------------

* The Indenture was previously qualified under the Trust Indenture Act of 1939 in connection with Registration Statement No. 33-12784 (Trust Act No. 22-16772).


**  Previously filed.


ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume or securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) The undersigned registrant undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 14th day of May, 1998.



                                SOUTHERN NATURAL GAS COMPANY

                                By:             /s/ JAMES C. YARDLEY
                                     -----------------------------------------
                                                  James C. Yardley
                                                     President



    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------
 Principal Executive Officer:

     /s/ JAMES C. YARDLEY
------------------------------  President                      May 14, 1998
      (James C. Yardley)

 Principal Financial Officer:

  /s/ THOMAS W. BARKER, JR.
------------------------------  Vice President - Finance       May 14, 1998
   (Thomas W. Barker, Jr.)

Principal Accounting Officer:

     /s/ NORMAN G. HOLMES
------------------------------  Vice President and             May 14, 1998
      (Norman G. Holmes)          Controller

          Directors:

  /s/ RONALD L. KUEHN, JR.*
------------------------------                                 May 14, 1998
    (Ronald L. Kuehn, Jr.)

  /s/ JAMES E. MOYLAN, JR.*
------------------------------                                 May 14, 1998
    (James E. Moylan, Jr.)

     /s/ LARRY E. POWELL*
------------------------------                                 May 14, 1998
      (Larry E. Powell)

    /s/ JAMES A. RUBRIGHT*
------------------------------                                 May 14, 1998
     (James A. Rubright)

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

    /s/ JAMES C. YARDLEY*
------------------------------                                 May 14, 1998
      (James C. Yardley)



*By:    /s/ NORMAN G. HOLMES
      -------------------------
          Norman G. Holmes
         Vice President and
             Controller,
            As authorized
        By certain Powers of
       Attorney dated March 3,
       1998 and filed herewith
                 as
           Exhibit 24-(1)

                                 EXHIBIT INDEX


 EXHIBIT                                                                                                          PAGE
   NO.                                                DESCRIPTION                                                  NO.
---------  --------------------------------------------------------------------------------------------------     -----
    1-(1)  Form of Underwriting Agreement**
    1-(2)  Form of Underwriting Agreement Standard Provisions**
    4-(1)  Indenture dated June 1, 1987 between the Company and The Chase Manhattan Bank (formerly known as
             Chemical Bank, successor by merger to Manufacturers Hanover Trust Company), as Trustee*--filed as Exhibit 4-(1) to the Company's Registration Statement on Form S-3 (No. 33-16190) and
             incorporated herein by reference
    4-(2)  First Supplemental Indenture, dated as of September 30, 1997, between the Company and the
             Trustee--filed as Exhibit 4-(2) to the Company's Current Report on Form 8-K dated September 25,
             1997 and incorporated herein by reference
    4-(3)  Form of Debenture--filed as Exhibit 4-(2) to the Company's Registration Statement on Form S-3 (No.
             33-16190) and incorporated herein by reference
    4-(4)  Form of Note--filed as Exhibit 4-(3) to the Company's Registration Statement on Form S-3 (No.
             33-16190) and incorporated herein by reference
    5-(1)  Opinion of Hughes Hubbard & Reed LLP as to the legality of the Debt Securities**
   12-(1)  Computations of Ratios of Earnings from Continuing Operations to Fixed Charges**
   23-(1)  Consent of Independent Auditors dated May 13, 1998
   23-(2)  The consent of Hughes Hubbard & Reed LLP is contained in its opinion filed as Exhibit 5-(1) to this Registration Statement
   24-(1)  Powers of Attorney**
   25-(1)  Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 of
             The Chase Manhattan Bank (formerly known as Chemical Bank, sucessor by merger Manufacturers
             Hanover Trust Company)*


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*  The Indenture was previously qualified under the Trust Indenture Act of 1939 in connection with Registration Statement No. 33-12784 (Trust Act No. 22-16772).


**  Previously filed.